UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2017

Kiwa Bio-Tech Products Group Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33167	77-0632186
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

310 N. Indian Hill Blvd., #702
Claremont, California	91711
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 715-5855

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01. Changes in Registrant’s Certifying Accountants

(a)	On February 15, 2017, the Board of Directors of Kiwa Bio-Tech Products Group Corporation (“Kiwa” or “Company”) decided to engage DYH & Co. as independent principal accountant and auditor to report on the Company’s financial statements for the fiscal year ended December 31, 2016, including performing the required quarterly reviews.

In conjunction with the new engagement, the Company has dismissed its former accountant, Paritz & Co., P.A., Hackensack, NJ (“Paritz”), as the Company’s principal accountant effective February 22, 2016. Paritz has served the Company well since 2013. Under Item 304 of Regulation S-K, the reason for the auditor change is dismissal, not resignation nor declining to stand for re-election.

During the two most recent fiscal years and the interim period through the date of the dismissal, there were no disagreements with Paritz on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Paritz’s satisfaction, would have caused Paritz to make reference to the subject matter of the disagreements in connection with its reports.

During the two most recent fiscal years through the date of dismissal, the reports of Paritz did not contain any adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles other than the following:

1) The Report of Independent Registered Public Accounting Firm issued by Paritz on June 25, 2015 with respect to the Company’s audited financial statements for the year ended December 31, 2014 contained the following statement:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company’s current liabilities substantially exceeded its current assets by $8,944,097 at December 31, 2014. The Company had no sales during the years ended December 31, 2014 and 2013, had an accumulated deficit of $18,608,154 and stockholders’ deficiency of $10,807,861 as of December 31, 2014. These circumstances, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

2) The Report of Independent Registered Public Accounting Firm issued by Paritz on April 1, 2016 with respect to the Company’s audited financial statements for the year ended December 31, 2015 contained the following statement:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company’s current liabilities substantially exceeded its current assets by $9,330,130 at December 31, 2015. The Company had no sales during the years ended December 31, 2015 and 2014, had an accumulated deficit of $20,324,812 and stockholders’ deficiency of $11,100,454 as of December 31, 2015. These circumstances, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

3) Paritz has periodically communicated to the Company, which the Company has reported in its filings with the U.S. Securities and Exchange Commission, the existence of a material weakness in the Company’s internal controls over its financial reporting. The specific material weaknesses identified as of December 31, 2015 was described as follows:

●	The Company did not have sufficient and skilled accounting personnel with an appropriate level of technical accounting knowledge and experience in the application of accounting principles generally accepted in the United States of America commensurate with the Company’s financial reporting requirements, which resulted in a number of internal control deficiencies that were identified as being significant. The Company’s management determined that the number and nature of these significant deficiencies, when aggregated, constituted a material weakness.

●	The Company lacks qualified resources to perform the internal audit functions properly. In addition, the scope and effectiveness of the Company’s internal audit function are yet to be developed.

●	The Company does not currently have an audit committee.

The Company has acknowledged these material weaknesses and concluded that, while such material weaknesses exist, in light of the Company’s financial situation and limited operations, the risks associated with the dependence upon Mr. Sharpe as compared to the potential benefits of adding new employees, does not justify the expense that would need to be incurred to remedy this situation.

During the two most recent fiscal years, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company has requested that Paritz furnish it with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not Paritz agreed with the above statements. A copy of Paritz’s response letter will be filed as an amendment to this Form 8-K.

(b)	On February 15, 2017, the Company approved the engagement of DYH & Co. as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2016. During the two most recent fiscal years and the subsequent interim period through the date of the dismissal of Paritz, the Company did not consult with DYH & Co. regarding any matters described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2017

Kiwa Bio-Tech Products Group Corporation

By:	/s/ Yvonne Wang
Yvonne Wang
Title:	Chief Executive Officer